Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Remote Dynamics, Inc.
Plano, Texas

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Remote Dynamics, Inc., with respect to our report dated April 10, 2007 on the financial statements included in the Annual Report (Form 10-KSB), for the fiscal years ended December 31, 2006 and 2005.

 /s/ Chisholm Bierwolf & Nilson, LLC
Chisholm Bierwolf & Nilson, LLC
Bountiful, Utah
June 12, 2007